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                                   EXHIBIT 10
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               [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]


                                May 15, 1970

Sentry Fund, Inc.
1421 Strongs Avenue
Stevens Point, Wisconsin   54481

Attention:   Mr. Donald M. Colby,
                 President

Gentlemen:

         We have acted as counsel for Sentry Fund, Inc. (hereinafter called the "Fund"), the registrant named in a Form S-5 Registration Statement, File No. 2-34038, in connection with the proposed offering of 5,000,000 shares of Capital Stock, par value $1.00 per share. As counsel for the Fund, we have prepared its Articles of Incorporation and have had general legal supervision of its corporate proceedings.

          It is our opinion that the Fund is a corporation duly organized and existing under the laws of the State of Maryland and that the Fund is authorized to issue a total of 10,000,000 shares of Capital Stock, par value $1.00 per share. It is our opinion that when stock certificates representing said 5,000,000 shares of said Capital Stock, par value $1.00 are countersigned by Sentry Equity Services, Inc. as Transfer Agent and delivered against payment of the consideration named in said Registration Statement, said certificates will represent valid, fully-paid and non-assessable shares of the Fund. It is further our opinion that if a purchaser of Fund shares does not request that a certificate be issued to evidence his acquisition of any portion of said 5,000,000 shares of said Capital Stock, par value $1.00, and if said shares which are not represented by certificates are recorded by the corporation's Transfer Agent on the corporation's stock ledger against payment of the consideration named in said Registration Statement, said uncertificated shares will be legally issued, fully-paid and nonassessable.
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VEDDER, PRICE, KAUFMAN & KAMMHOLZ
Sentry Fund, Inc.
Attention: Mr. Donald M. Colby
May 15, 1970

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         We hereby consent to the use of this opinion in connection with said
Registration Statement and the Prospectus included therein relating to said shares of Capital Stock, par value $1.00 per share. We further consent to the use of this opinion in connection with registration statements filed with state authorities under state securities laws which require or permit the use of an opinion of counsel which has been rendered for use in connection with the filing of the Form S-5 Registration Statement pursuant to the Securities Act of 1933.

                                        Very truly yours,

                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                                        By: /s/ William O. Peterson
                                            ------------------------------
                                               William O. Peterson

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